Exhibit 99.2

Operating Metrics: Production Performance, Q1 2019

The table below presents the long term average production (LTA) for projects compared to actual production, including compensated curtailment:

Region	Q1 2019		Actual Results (% of LTA)	Resource Index (% of LTA) [1]
	LTA (GWh)	Production (GWh)

Eastern US	1,050	866	82%	83%
Western U.S.	604	623	103%	100%
Canada	546	536	98%	98%
Other	89	91	102%	99%
Total	2,289	2,116	92%	92%

1 Resource Index is defined as GWh that could have been produced from actual wind or solar during the period, divided by GWh that could have been produced from expected long term average resource.